RG America Provides Guidance for First Quarter 2006

Company Anticipates Strong First Quarter Growth

DALLAS, TX -- 05/16/2006 -- RG America, Inc. ("RG") (OTC BB: RGMI), a Dallas-based Insurance Restoration Company specializing in recovery, remediation, roofing and re-construction of insurance losses, today announced that it has filed an extension for its first quarter report and expects to file the 10-QSB within the normal extension period granted by the SEC. This delay is due to extraordinary demands on the Company from major growth in new projects in late 2005 and early 2006 and the current conversion of key accounting systems, as previously announced. However, the Company wanted to provide guidance for the first quarter and expects continued acceleration of its productivity, including a very strong beginning for the fiscal 2006 year. RG anticipates reporting strong increase in sales revenues, as well as robust earnings over the comparable quarter in 2005. Final figures are subject to approval by the Company's Independent Registered Public Accounting Firm and are currently under final review.

"We look forward to releasing our final first quarter results, as the numbers will reflect the momentum generated by completed insurance restoration and remediation contracts, as well as a large volume of newly signed contract backlog in the pipeline," stated Bruce Hall, CFO for RG America.

"This strong surge in growth for the first quarter is fueled by the vast amount of insurance restoration work from 2005, which we will continue to work on throughout the remainder of 2006," commented J.E.(Ted) Rea, CEO of RG America. "As the 2006 Hurricane Season begins in just a few days, the Company is preparing to activate its mobile emergency and restoration service units to help those areas that are most affected by severe weather conditions," he added.

RG America First Quarter Highlights:

--  February 3, 2006 - RG announces launch of its Strategic Operations
    Center, as part of an initiative to meet the growing demand for its services in the hurricane devastated areas in the Gulf and Atlantic states.
--  February 8, 2006 - RG announces the signing of two additional restoration contracts in excess of $2.3 million by its subsidiary, RG
    Restoration, Inc.
--  February 22, 2006 - RG currently working on contracts in excess of $30 million, with $8-12 million in contracts in the pipeline.
--  February 28, 2006 - RG retains Rubenstein Investor Relations, Inc., to assist the Company with Investor Relations.
--  March 6, 2006 - RG announces the signing of an additional $6.5 million restoration contract by its subsidiary, RG Restoration, Inc.
--  April 4, 2006 - RG sends personnel to storm ravaged areas of
    Tennessee.
--  April 19, 2006 - RG announces record fourth quarter and 2005 year-end financial results, including net income increases of 191% over 2005.
--  May 2, 2006 - RG retained by Midwest Insurance Carrier to perform pre-
    loss roof inspections for $74 million commercial real estate portfolio in anticipation of hail season.
About RG America:

RG America is a family of companies delivering both insurance restoration services and targeted insurance services/products to multi-family, retail and commercial real estate properties that have experienced catastrophic losses caused by hurricane, flood, fire, wind or hail. Its restoration subsidiaries specialize in remediation, insurance recovery, roofing, re-construction and project management for insurance losses.

A number of statements in this press release are forward-looking statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the SEC. The actual results that the Company may achieve may differ materially from any forward-looking statements due to such risks and uncertainties.

Contact:

Kevin L. Dahlberg
RG America
(972) 919-4774 ext. 224

Tim Clemensen
Rubenstein Investor Relations
212-843-9337